UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  September 28, 2010

GENERAL NUTRITION CENTERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania		15222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD.

On September 28, 2010, GNC Acquisition Holdings Inc. (“Parent”), the indirect parent of General Nutrition Centers, Inc. (“Centers”), filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to a proposed initial public offering of shares of Class A common stock, par value $0.001 per share (the “Common Stock”) of Parent. It is anticipated that Parent will apply the net proceeds it receives from the offering for working capital and for general corporate purposes.

A registration statement relating to the Common Stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Common Stock in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01        Other Events.

On September 28, 2010, Parent filed a Registration Statement on Form S-1 with the Securities and Exchange Commission.  Such event may be material to securityholders of Centers. See Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2010

GENERAL NUTRITION CENTERS, INC.

	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and
Chief Legal Officer